As filed with the Securities and Exchange Commission on October 29, 2013
Registration No. 333-

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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CALAMP CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

95-3647070
(I.R.S. Employer Identification Number)

1401 N. Rice Avenue
Oxnard, California 93030
(805) 987-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Burdiek
Chief Executive Officer
CalAmp Corp.
1401 N. Rice Avenue
Oxnard, California 93030
(805) 987-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Peter W. Wardle
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
(213) 229-7242

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
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CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to Be	Offering Price	Aggregate	Amount of
to Be Registered	Registered(1)	Per Unit(1)	Offering Price(1)	Registration Fee(2)
Common Stock, $0.01 par value
per share
Preferred Stock, $0.01 par value
per share
Warrants
Debt Securities
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(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may, from time to time, be issued at indeterminate prices. Separate consideration may or may not be received by the Registrant for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Act”), the Registrant is deferring payment of the registration fee. The Registrant previously paid a registration fee of $3,700.70 in respect of securities that were not offered under the Registrant’s Registration Statement on Form S-3 (File No. 333-185590) initially filed with the Securities and Exchange Commission on December 20, 2012 (the “Prior Registration Statement”), which Prior Registration Statement was withdrawn on October 28, 2013. Pursuant to Rule 457(p) under the Act, the registration fee that may become due and payable in connection with the filing of this registration statement will first be offset against the $3,700.70 credited for future use in connection with the withdrawal of the Prior Registration Statement.

PROSPECTUS

CalAmp Corp.

Common Stock
Preferred Stock
Warrants
Debt Securities

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     We may offer to sell common stock, preferred stock, warrants or debt securities, and we may offer and sell these securities from time to time in one or more offerings.

     Each time we sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

     The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, any over-allotment and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “Plan of Distribution” for more information.

     Our common stock trades on the Nasdaq Global Select Market, or NASDAQ, under the symbol “CAMP”. On October 28, 2013, the closing price of our common stock was $24.41 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

     This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED HEREIN AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY FREE WRITING PROSPECTUS, AND IN ANY OTHER DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is                 , 2013

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     The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

     This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

     This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.

     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

     You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus or free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

     The types of securities that we may offer and sell, from time to time, pursuant to this prospectus are:

  common stock;

  preferred stock;

  warrants; and

  debt securities.

     This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will describe, in a prospectus supplement which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include the following information, if applicable:

  the type and amount of securities that we propose to sell;

  the initial public offering price per share of the securities;

  the names of any underwriters, agents or dealers through or to which the securities will be sold;

  any compensation of those underwriters, agents or dealers;

  any additional risk factors applicable to the securities or our business and operations; and

  any other material information about the offering and sale of the securities.

     In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

     Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “CalAmp” and similar terms refer to CalAmp Corp., a Delaware corporation, and its consolidated subsidiaries.

RISK FACTORS

     Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.

     If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations and forecasts about future events.

     These forward-looking statements include, among other things, statements relating to our plans, strategies, objectives, expectations, intentions, projections and other information regarding future performance. The words “may”, “will”, “could”, “plans”, “intends”, “seeks”, “believes”, “anticipates”, “expects”, “estimates”, “judgment”, “goal”, and variations of these words and similar expressions, are intended to identify forward-looking statements

     These forward-looking statements reflect our current views with respect to future events and financial performance and are subject to certain risks and uncertainties, including, without limitation, product demand, competitive pressures and pricing declines in our wireless and satellite markets, the timing of customer approvals of new product designs, intellectual property infringement claims, the effects of the automatic federal budget cuts required pursuant to the sequester that took effect on March 1, 2013, interruption or failure of our Internet-based systems used to wirelessly configure and communicate with the tracking and monitoring devices that we sell, our ability to integrate the business of Wireless Matrix and to achieve the operating results management anticipates, and other risks and uncertainties that are set forth above and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended February 28, 2013, as well as in any future filings we may make that may be incorporated by reference herein. Such risks and uncertainties could cause actual results to differ materially from historical or anticipated results. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     For information on the documents we are incorporating by reference and how to obtain a copy, please see the “Where You Can Find More Information” section in this prospectus.

CALAMP CORP.

     We are a leading provider of wireless communications solutions for a broad array of applications to customers globally. Our business activities are organized into our Wireless DataCom and Satellite business segments.

Wireless DataCom

     Our Wireless DataCom segment offers solutions to address the markets for Machine-to-Machine, or M2M, communications, Mobile Resource Management, or MRM, applications and other emerging applications that require anytime and everywhere connectivity. Our M2M and MRM solutions enable customers to optimize their operations by collecting, monitoring and efficiently reporting business-critical data and desired intelligence from high-value remote assets. Our extensive portfolio of intelligent communications devices, scalable cloud services platforms and targeted software applications streamline otherwise complex M2M or MRM deployments for our customers. We are focused on delivering solutions globally in our core vertical markets in Energy, Government and Transportation. In addition, we anticipate significant future opportunities for adoption of our M2M and MRM solutions in Construction, Mining and Usage-Based Automobile Insurance vertical markets, as well as other emerging applications in additional markets.

     Our broad portfolio of wireless communications products includes asset tracking devices, targeted telematics platforms, fixed and mobile wireless gateways and full-featured, multi-mode wireless routers. These wireless networking elements underpin a wide range of proprietary and third party M2M and MRM solutions worldwide and are well-suited for applications demanding reliable connectivity. Our portfolio of M2M and MRM devices has been widely deployed with approximately two million devices currently in service around the world. We believe customers select our products based on their performance, optimized feature sets, configurability, long-term support, reliability and value. We believe that our deep understanding of the needs and the dynamics of our customers and their respective vertical markets and applications are key differentiators for CalAmp.

     In addition to our comprehensive product portfolio, our cloud-based software platforms facilitate integration of legacy and third party applications through simple Application Protocol Interfaces, or APIs, which enable our partners and customers to quickly bring full-featured M2M and MRM solutions to market. By leveraging our cloud-based device management platform, every device can be remotely managed, configured and upgraded throughout the entire deployment lifecycle. These solutions also easily integrate with wireless telecommunications carriers’ network management platforms, allowing our customers access to services that are essential to creating and supporting a comprehensive end-to-end solution.

     Our portfolio of connected devices is configured to report data on a user-defined basis seamlessly to new or existing software applications. We have a proven, scalable and targeted Software-as-a-Service, or SaaS, business and core competency. Our SaaS delivery model for our MRM applications enables rapid, cost-effective deployment of high value solutions for our customers and provides an opportunity to incrementally grow our recurring revenues. Over the last several years, we have steadily grown our base of SaaS subscribers. Our acquisition of the Wireless Matrix business, discussed in greater detail below, further expands our SaaS offerings and has increased our subscriber base and recurring revenues.

Satellite

     Our Satellite segment develops, manufactures and sells direct-broadcast satellite, or DBS, outdoor customer premise equipment and whole home video networking devices for digital and high definition satellite television services. Our satellite products are sold primarily to EchoStar, an affiliate of Dish Network, for incorporation into complete subscription satellite television systems.

Wireless Matrix Acquisition

     On March 4, 2013, we completed the acquisition of all the outstanding capital stock of Wireless Matrix USA, Inc., or Wireless Matrix. Under the terms of the agreement, we acquired Wireless Matrix for a cash payment of $52.9 million, subject to adjustment. The assets we acquired included cash of approximately $6 million.

     This strategic acquisition is consistent with our long-term growth strategy and strengthens our position as a leading provider of integrated wireless communications devices and software solutions for M2M and MRM deployments within our core industry vertical markets. We expect to leverage Wireless Matrix’s mobile workforce management and asset tracking applications to build upon our current product offerings for customers in Energy, Government and Transportation vertical markets. We also believe an opportunity exists to expand our turnkey offerings to global enterprise customers in new vertical markets such as Construction, Agriculture and Mining, among others. We further believe that the Wireless Matrix acquisition will accelerate our development roadmap and enable us to offer higher margin turnkey solutions for new and existing customers and to further increase our relevance with mobile network operators and key channel partners in the global M2M marketplace. The Wireless Matrix transaction has resulted in a meaningful increase in our subscription and SaaS-based revenues on both an absolute basis and as a percent of total revenues.

Corporate Information

     We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 1401 N. Rice Avenue, Oxnard, California 93030, and our telephone number is (805) 987-9000. Our website is www.calamp.com. Except for the documents incorporated by reference in this prospectus as described under the heading “Incorporation by Reference,” the information and other content contained on our website are not incorporated by reference and do not constitute part of this prospectus and should not be relied upon in connection with making any investment in our securities.

USE OF PROCEEDS

     We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus and any applicable prospectus supplement or free writing prospectus. Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for pursuing business opportunities, including acquisitions, and for other general corporate purposes including working capital, capital expenditures, stock repurchases and the repayment of debt. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Six
	Months
	Ended	Year Ended February 28,
	August
	31,
	2013	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	14.6x	15.6x	4.0x	—	—	—

     We compute the ratio of earnings to fixed charges by dividing (i) earnings, which consists of income from continuing operations before income taxes plus fixed charges, by (ii) fixed charges, which consist of interest expense, amortization of debt issue costs and discount, and the estimated interest component of rent. The ratio of earnings to fixed charges was less than 1:1 for the years ended February 26, 2011, February 27, 2010 and February 28, 2009. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $3.5 million, $12.2 million and $45.9 million in pre-tax earnings in 2011, 2010 and 2009, respectively.

     Because we have not issued any preferred stock to date, the ratio of earnings to fixed charges and preferred stock dividend requirements is identical to the ratio shown above.

DESCRIPTION OF SECURITIES

Capital Stock

     The following descriptions are summaries of the material terms of our Amended and Restated Certificate of Incorporation and Bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our Amended and Restated Certificate of Incorporation and Bylaws, copies of which are filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

     Our authorized capital stock consists of 83,000,000 shares, divided into 80,000,000 shares of common stock, par value $0.01 per share, and 3,000,000 shares of preferred stock, par value $0.01 per share. As of October 28, 2013, there were 35,551,931 shares of common stock outstanding held by approximately 1,600 holders of record and no shares of preferred stock outstanding.

     Common Stock

     Dividend Rights. Subject to the preferences of any preferred stock and any other stock ranking prior to the common stock as to dividends, holders of our common stock will be entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor.

     Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters on which stockholders are entitled to vote. Holders of our common stock do not have cumulative voting rights.

     Liquidation, Dissolution and Winding-up Rights. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

     Pre-emptive and Other Rights. Our common stock has no pre-emptive, subscription or conversion rights and is not subject to further calls or assessments, or rights of redemption by us. There are no redemption or sinking fund provisions applicable to our common stock.

     Preferred Stock

     The Board has the authority to issue 3,000,000 shares of preferred stock in one or more series with dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and other rights or preferences that could be senior to those of holders of common stock without further vote or action by our stockholders.

     The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of CalAmp without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.

     Anti-Takeover Provisions

     We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us, and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

     In addition, our Amended and Restated Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of discouraging persons from pursuing non-negotiated takeover attempts. These provisions include advance notice requirements for director nominations and other actions to be taken at stockholder meetings and blank check preferred stock.

     Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co., LLC.

     Nasdaq Global Select Market

     Our common stock is listed on NASDAQ under the symbol “CAMP.”

Description of Other Securities

     We will set forth in the applicable prospectus supplement a description and the particular terms of any debt securities or warrants that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

     The securities being offered by this prospectus may be sold by us:

  through agents;

  to or through underwriters;

  to or through broker-dealers (acting as agent or principal);

  in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

  directly to purchasers, through a specific bidding or auction process or otherwise;

  through a combination of any such methods of sale; or

  through any other methods described in a prospectus supplement.

     The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on NASDAQ or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

     Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

     If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

     If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

     We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

     Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

     Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

     Any person participating in the distribution of common stock registered under the registration statement of which this prospectus forms a part will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

     Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

EXPERTS

     SingerLewak LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended February 28, 2013, and the effectiveness of our internal control over financial reporting as of February 28, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on SingerLewak LLP’s reports, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Wireless Matrix Corporation for year ended April 30, 2012, as set forth in their report dated February 4, 2013, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

     In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

     We file electronically with the SEC our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information. We make available on or through our website, www.calamp.com, free of charge, copies of these filings as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The information on our website is not incorporated by reference into this prospectus. You can also request copies of such documents by contacting our Corporate Secretary at 1401 N. Rice Avenue, Oxnard, California 93030. You can also obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 (800) SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like CalAmp, that file electronically with the SEC. The address of that site is www.sec.gov. Unless specifically listed below under “Incorporation of Certain Documents by Reference” the information contained on the SEC website is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

     We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

  our Annual Report on Form 10-K for the fiscal year ended February 28, 2013;

  our Quarterly Reports on Form 10-Q for the quarters ended May 31, 2013 and August 31, 2013;

  our Current Reports on Form 8-K filed with the SEC on March 6, 2013 (as amended on May 10, 2013), May 20, 2013, June 12, 2013, June 14, 2013, July 9, 2013, July 26, 2013, August 20, 2013 and October 29, 2013;

  the description of our common stock contained in our registration statement on Form S-1/A filed with the SEC on March 25, 1993, including any amendment or report filed for the purpose of updating that description; and

  our Definitive Proxy Statement on Schedule 14A filed on June 18, 2013.

     We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities registered under the registration statement of which this prospectus forms a part. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished to the SEC under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K, unless otherwise specified in such current report or in a particular prospectus supplement.

     You may obtain copies of any of these filings through CalAmp, through the SEC or through the SEC’s Internet website, each as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, as described above.

     THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following is a statement of the estimated fees and expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the registrant.

Amount
SEC registration fee	$(1)
Printing expenses	$(2)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Trustee and Transfer Agent fees	$(2)
Blue Sky Fees	$(2)
Miscellaneous	$(2)

Total	$(2)
____________________

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee.

(2)	Fees and expenses (other than the SEC registration fee to be paid upon filing of this registration statement) will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended (the “DGCL”), allows a corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for (a) any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) willfully or negligently authorizing the payment of a dividend or approving a stock repurchase or redemption in violation of the DGCL or (d) any transaction from which the director derived an improper personal benefit.

     Article VII of the registrant’s Amended and Restated Certificate of Incorporation and Article VII of its Bylaws provide for the indemnification by the Company of each director, officer and employee of the Company to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended. Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

     In addition, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The registrant has entered into indemnification agreements with its directors and officers containing provisions that require the registrant to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors and/or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     Should Section 2115 of the California Corporations Code apply to the registrant, the registrant’s ability to indemnify its directors, officers, employees and agents pursuant to its Amended and Restated Certificate of Incorporation, Bylaws, Indemnity Agreements or otherwise may be further limited in accordance with the provisions of the California Corporations Code made applicable by Section 2115.

     The registrant maintains an insurance policy that indemnifies directors and officers against certain liabilities under certain circumstances.

Item 16. Exhibits

     See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

     A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933 to any purchaser:

     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     B. The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oxnard, State of California on October 29, 2013.

CALAMP CORP.

By:	/s/ Richard Vitelle
Richard Vitelle
Executive Vice President & CFO

Power of Attorney

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Messrs. Michael Burdiek and Richard Vitelle and each of them severally as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date
/s/ Michael Burdiek	President and Chief Executive Officer;	October 29, 2013
Michael Burdiek	Director (Principal Executive Officer)

/s/ Richard Vitelle	VP Finance, Chief Financial Officer and	October 29, 2013
Richard Vitelle	Treasurer (Principal Financial Officer and
Accounting Officer)

/s/ A.J. Moyer	Chairman of the Board of Directors	October 29, 2013
A.J. Moyer

/s/ Kimberly Alexy	Director	October 29, 2013
Kimberly Alexy

/s/ Thomas Pardun	Director	October 29, 2013
Thomas Pardun

/s/ Frank Perna, Jr.	Director	October 29, 2013
Frank Perna, Jr.

/s/ Larry Wolfe	Director	October 29, 2013
Larry Wolfe

EXHIBIT INDEX

1.1	*	Form of Underwriting Agreement.

1.2	*	Form of Placement Agent Agreement.

4.1		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2012).

4.2		Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 28, 2005).

4.3		Specimen of Common Stock Certificate of CalAmp Corp. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-1 Registration Statement dated December 5, 1983).

4.4	*	Form of Certificate of Designations to be used in connection with the issuance of Preferred Stock.

4.5	*	Form of Warrant Agreement.

4.6	*	Form of Debt Security.

4.7	*	Form of Depositary Receipt.

4.8		Form of Indenture for Debt.

5.1		Opinion of Gibson, Dunn & Crutcher LLP.

12.1		Computation of Ratio of Earnings to Fixed Charges.

12.2	*	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Security Dividends.

23.1		Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2		Consent of SingerLewak LLP.

23.3		Consent of Ernst & Young LLP.

24.1		Power of Attorney (incorporated by reference to the signature page hereto).

25.1	**	Form T-1 Statement of Eligibility of Trustee under the Indenture for Debt.
____________________

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

**	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.